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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2019

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38341 (Commission File Number)	52-2126573 (I.R.S. Employer Identification Number)

600 Telephone Avenue Anchorage, Alaska (Address of principal executive offices)	99503-6091 (Zip Code)

(907) 297-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 5, 2019, the Board of Directors (the “Board”) of Alaska Communications Systems Group, Inc., a Delaware corporation (the “Corporation”), approved amendments to and a restatement of the Corporation’s Amended and Restated By-laws (the “Restated By-Laws”), which became effective immediately. The only material amendment in the Restated Bylaws is with regard to a director age limit and tenure provision as follows:

Article III, Section 4 was amended to provide that a director will not be nominated for election to the Board after the earlier of (i) the director reaching age 72 or (ii) the tenth anniversary of the director’s election to the Board, with the Board retaining the right to waive either restriction, in its sole discretion, if circumstances warrant the continued service of a director.

The amendments also included other technical, conforming or clarifying changes.

The foregoing description of the amendments included in the Restated By-Laws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated By-Laws, a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated by reference in this Item 5.03 in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description
3.1	Amended and Restated By-Laws of Alaska Communications Systems Group, Inc., as amended and restated on April 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.

Date: April 9, 2019	By:	/s/ Leonard A. Steinberg
	Name:	Leonard A. Steinberg
	Title:	Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws of Alaska Communications Systems Group, Inc., as amended and restated on April 5, 2019.